                                                                     EXHIBIT 4.2

                       AMENDMENT NUMBER 1 dated as of April 1, 1993, to STOCK
                 AND WARRANT SUBSCRIPTION AGREEMENT dated as of October 9, 1992 (as amended hereby, and as further amended from time to time, the "Subscription Agreement"), among (i) B E ACQUISITION CORPORATION (to which BCP/ESSEX HOLDINGS INC. succeeded by merger) ("Holdings"), (ii) GS CAPITAL PARTNERS, L.P., STONE STREET FUND 1992, L.P., and BRIDGE STREET FUND 1992, L.P. (collectively, the "GS Investors"), (iii) DLJ MERCHANT BANKING FUNDING, INC. ("MBF, Inc."), DLJ INTERNATIONAL PARTNERS, C.V., and DLJ MERCHANT BANKING PARTNERS, L.P. (collectively, the "DLJ Investors"), (iv) CHEMICAL EQUITY ASSOCIATES, A CALIFORNIA LIMITED PARTNERSHIP ("Chemical"), (v) DLJ CAPITAL CORPORATION ("DLJCC"), (vi) DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, solely in its capacity as Custodian and Collateral Agent under the Custody Agreements referred to below and as attorney-in-fact for the Employees, as defined below ("DLJSC"), and (vii) BESSEMER CAPITAL PARTNERS, L.P. ("BCP"); and CONSENT OF STOCKHOLDERS IN LIEU OF A MEETING TO AMENDMENT OF CERTIFICATE OF DESIGNATION OF SERIES A CUMULATIVE REDEEMABLE EXCHANGEABLE PREFERRED STOCK OF BCP/ESSEX HOLDINGS INC. PURSUANT TO SECTIONS 228 AND 242 OF THE DELAWARE GENERAL CORPORATION LAW.


           WHEREAS MBF, Inc. wishes to transfer (the "DLJ Transfer") to certain employees of DLJCC or of certain affiliates of DLJCC (together with the permitted transferees of such employees specified in clauses (1) through (5) of
Section 6.02 of the Shareholders Agreement, the "Employees"), subject to the terms of several Note, Pledge and Custody Agreements (the "Custody Agreements") among DLJCC, MBF, Inc., DLJSC, as Collateral Agent and as Custodian under such Custody Agreements, and the Employees, a form of which has been provided to Holdings, beneficial ownership of certain Series A Shares and Warrants (each as defined in the Subscription Agreement) held by MBF, Inc.;

           WHEREAS, in connection with the DLJ Transfer, the parties to the Subscription Agreement wish to amend the Subscription Agreement to grant the Employees and the DLJ Investors certain rights thereunder, subject to the conditions set forth herein; and

           WHEREAS DLJ Merchant Banking Partners, L.P., MBF, Inc. and the GS Investors are the holders of all the Series A sold pursuant to the Subscription Agreement.


           NOW, THEREFORE, the parties hereto agree as follows:

           SECTION 1.  Definitions.  Unless otherwise defined herein, each
                       -----------
term used herein that is defined in the Subscription Agreement shall have the meaning assigned thereto in the Subscription Agreement, except that references to the Stockholders Agreement shall be deemed to be references to such agreement as amended from time to time.

           SECTION 2.  Shares and Warrants Registered in the Name of Custodian
                       -------------------------------------------------------
To Have Certain Rights Under Subscription Agreement. So long as (i) the Series A
---------------------------------------------------
Shares (which will not exceed 149,400 such shares) and the Warrants (which will not exceed 669,641 Warrants) to be transferred in the DLJ Transfer by MBF, Inc. to the Employees and registered in the name of DLJSC, as Custodian under the Custody Agreements, together with any Common Shares issued upon exercise of such Warrants, any Series A Shares issued as a dividend with respect to any such Series A Shares transferred in the DLJ Transfer or issued as a dividend with respect to any Series A Shares issued to Employees as a dividend, and any other securities issued or distributed with respect to or on account of any of the foregoing, including in connection with any exchange, reclassification or merger or other business combination (collectively, the "Securities"), are registered in the name of DLJSC, as Custodian or as Collateral Agent under the Custody Agreements, for the account of the Employees and (ii) each of DLJSC, solely in its capacity as Custodian and Collateral Agent under the Custody Agreements and as attorney-in-fact for the Employees, and DLJCC complies with all its obligations under the Subscription Agreement and under the Stockholders Agreement, the Securities registered in the name of DLJSC, as Custodian or as Collateral Agent under the Custody Agreements, shall be treated as Series A Shares, Warrants and Common Shares beneficially owned or held by a DLJ Investor, in each case for all purposes of the Subscription Agreement, notwithstanding the transfer of beneficial ownership of the Securities to the Employees in the DLJ Transfer or in Transfers permitted by clauses (1) through (5) of Section 6.02 of the Stockholders Agreement.

           SECTION 3.  Amendment of Subscription Agreement. The Subscription
                       -----------------------------------
Agreement is hereby amended as follows:

Clauses (i) and (ii), and the introductory language of clause (iii), of Section
6.2 of the Subscription Agreement is hereby amended and restated to read as follows:

           "(i) if such transaction is permitted by such Section 5(b)(iv) (or the corresponding section of the Exchange Debt Indenture) only by virtue of clause (2) of such Section 5(b)(iv) (or such corresponding section of the Exchange Debt Indenture), or

           (ii) except in the case of a transaction permitted by such Section 5(b)(iv) (or the corresponding section of the Exchange Debt Indenture) by virtue of the proviso to such Section 5(b)(iv) (or such corresponding
                   -------
     section of the Exchange Debt Indenture) (it being understood that transactions permitted by such proviso shall not be prohibited by this
                                    -------
     clause (ii)), if such transaction is other than in the ordinary course of business, or

           (iii) if such transaction is permitted by such Section 5(b)(iv)
     (or the corresponding section of the Exchange Debt Indenture) only by virtue of the proviso to such Section 5(b)(iv) (or such corresponding
                   -------
     section of the Exchange Debt Indenture) and would be prohibited if clauses
     (C), (F) and (H) of such proviso read in their entirety as follows:"
                              -------

           SECTION 4.  Consent of Stockholders in Lieu of a Meeting to
                       -----------------------------------------------
Amendment of Certificate of Designation of Series A Shares. The parties hereto,
----------------------------------------------------------
constituting the holders of, or the holders of irrevocable proxies with respect to, all the issued and outstanding shares of capital stock of Holdings, which consist of the Common Shares and the Series A Shares, hereby approve and consent, pursuant to Sections 228 and 242 of the Delaware General Corporation Law, to:

           (i) the amendment of clause (A) of the proviso to Section 5(b)(iv)
                                                  -------
     of the Certificate of Designation of the Series A Shares (the "Certificate of Designation") by restating such clause (A) to read in its entirety as follows:

           "(A) the payment of management of advisory fees not exceeding $1,000,000 per annum to Bessemer or any Affiliate of Bessemer"; and

           (ii) the amendment of the second sentence of the definition of the term "Change of Control" in Section 9 of the Certificate of Designation by restating such sentence to read in its entirety as follows:

           "For the purpose of this definition, the "Original Group Percentage"
                                                     -------------------------
           shall mean, as of any date of determination, the percentage of the votes entitled to be cast with respect to the election of directors of the Corporation by Bessemer, Chemical Venture Partners, L.P., the DLJ/GS Investors (as defined in the Stock Subscription Agreement), and their respective Affiliates (including for this purpose votes entitled to be cast by any Affiliate of a DLJ Investor (as defined in the Stock Subscription Agreement) in its capacity as Custodian or Collateral Agent under the Custody Agreements (as defined in Amendment Number 1 dated as of April 1, 1993, to the Stock Subscription Agreement)) and by Persons who have agreed to vote as directed by Bessemer or any of its Affiliates with respect to the election of directors of the Corporation."

           SECTION 5.  Agreement to Be Bound By Subscription Agreement.  Each of
                       ------------------------------------------------
DLJSC, solely in its capacity as Custodian and Collateral Agent under the Custody Agreements and as attorney-in-fact for the Employees, and DLJCC agrees to execute an agreement in the form of Exhibit A hereto at the same time that it executes any Custody Agreement.

           SECTION 6.  Governing Law.  This Amendment shall be governed by and
                       --------------
construed in accordance with the laws of the State of New York, regardless of the law that might be applied under applicable principles of conflicts of laws.

           SECTION 7.  Counterparts; Effectiveness.
                       ---------------------------
(a) This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which together shall constitute the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.

           (b) This Amendment will become effective upon execution hereof by all parties hereto and, with respect to the following Sections, upon satisfaction of the following additional conditions: (i) with respect to Section 2 hereof, upon receipt by each party hereto of (A) a copy of an opinion from Davis Polk & Wardwell addressed to Holdings and satisfying the requirements of
Section 3.1 of the Subscription Agreement, (B) copies of the representation letters set forth as Exhibit C to the Custody Agreements, signed by each of the Employees and addressed to Holdings,

(C) a copy of the agreement set forth as Exhibit A hereto, duly executed by DLJSC, solely in its capacity as Custodian and Collateral Agent under the Custody Agreements and as attorney-in-fact for the Employees, and by DLJCC and
(D) an executed copy of Amendment Number 1 to the Subscription Agreement, duly executed by DLJSC, solely in its capacity as Custodian and Collateral Agent under the Custody Agreements and as attorney-in-fact for the Employees, and by DLJCC; and (ii) with respect to Section 3 hereof, upon receipt of any consent of the lenders under the Credit Agreement, to the extent required.

           SECTION 8.  DLJSC To Execute Agreement As Custodian and Collateral
                       ------------------------------------------------------
Agent and as Attorney-in-Fact. DLJSC is executing this Agreement solely in its
-----------------------------
capacity as Custodian and Collateral Agent under the Custody Agreements and as attorney-in-fact for the Employees. DLJSC disclaims beneficial ownership of the Securities.


           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              BCP/ESSEX HOLDINGS INC.,

                                by
                                   /s/ Anthony J. Criso
                                   --------------------------------------
                                   Name:      Anthony J. Criso
                                   Title:     Vice President-Secretary


                              GS CAPITAL PARTNERS, L.P.,

                                by GS ADVISORS, L.P.,
                                   its general partner,

                                by GS ADVISORS, INC.,
                                   its general partner,

                                by
                                   /s/ C.H. Skodinski
                                   --------------------------------------
                                   Name: C.H. Skodinski, V.P.
                                   Title:

                              STONE STREET FUND 1992, L.P.,

                                by STONE STREET PERFORMANCE CORP.,
                                its general partner,

                                by
                                   /s/ C.H. Skodinski
                                   --------------------------------------
                                   Name: C.H. Skodinski, V.P.
                                   Title:


                              BRIDGE STREET FUND 1992, L.P.,

                                by STONE STREET PERFORMANCE CORP.,
                                   its managing general partner,

                                by
                                   /s/ C.H. Skodinski
                                   --------------------------------------
                                   Name: C.H. Skodinski, V.P.
                                   Title:


                              DLJ MERCHANT BANKING FUNDING, INC.,

                                by
                                   /s/ A.F. Daddino
                                   --------------------------------------
                                   Name: A.F. Daddino
                                   Title: President


                              DLJ MERCHANT BANKING PARTNERS, L.P.,

                                by DLJ MERCHANT BANKING, INC.,
                                   its managing general partner,

                                by
                                   /s/ Gary B. Appel
                                   --------------------------------------
                                   Name: Gary B. Appel
                                   Title: Managing Director


                              DLJ INTERNATIONAL PARTNERS, C.V.,

                                by DLJ MERCHANT BANKING, INC.,
                                   its advisory general partner,

                                by
                                   /s/ Gary B. Appel
                                   --------------------------------------
                                   Name: Gary B. Appel
                                   Title: Managing Director

                              CHEMICAL EQUITY ASSOCIATES,
                              A CALIFORNIA LIMITED PARTNERSHIP,

                                by CHEMICAL VENTURE PARTNERS,
                                   its general partner,

                                by
                                   /s/ Arnold L. Chavkin
                                   --------------------------------------
                                   Name: Arnold L. Chavkin
                                   Title: General Partner


                              DLJ CAPITAL CORPORATION,

                                by
                                   /s/ A.F. Daddino
                                   --------------------------------------
                                   Name: A.F. Daddino
                                   Title: Vice President


                              DONALDSON, LUFKIN & JENRETTE SECURITIES
                              CORPORATION, as Custodian and Collateral Agent under the Custody Agreements and as attorney-in-fact for the Employees,

                                by
                                   /s/ Gary B. Appel
                                   --------------------------------------
                                   Name: Gary B. Appel
                                   Title: Managing Director


                              BESSEMER CAPITAL PARTNERS, L.P.,

                                by KYLIX PARTNERS, L.P.,
                                   its general partner,

                                by BELISARIUS CORPORATION,
                                   a general partner,

                                by
                                   /s/ Robert D. Lindsay
                                   --------------------------------------
                                   Name: Robert D. Lindsay
                                   Title: President